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Exhibit 99.1

NEWS	FOR FURTHER INFORMATION
FOREST OIL CORPORATION 1600 BROADWAY, SUITE 2200 DENVER, COLORADO 80202	CONTACT: MICHAEL N. KENNEDY MANAGER—INVESTOR RELATIONS 303.812.1739

FOR IMMEDIATE RELEASE

FOREST OIL COMPLETES ACQUISITION
OF THE BUFFALO WALLOW FIELD AND UPDATES 2005 GUIDANCE

        DENVER, COLORADO—April 4, 2005—Forest Oil Corporation (Forest) (NYSE:FST) announced today that it completed its previously announced acquisition of a private company whose primary asset is an operated average working interest of 83% in the Buffalo Wallow Field (a prolific natural gas resource play) and approximately 33,300 gross acres primarily in Hemphill and Wheeler Counties, Texas. Forest also provided updated 2005 guidance.

UPDATED 2005 GUIDANCE

        Forest first announced its 2005 guidance on February 16, 2005. The following update is made subject to all of the cautionary statements and limitations contained in the February 16, 2005 press release. Given those statements and limitations, as well as the limitations discussed below, the following is a summary of Forest's updated guidance for 2005:

        Daily Production.    We estimate that our daily production will be in the range of 495 to 525 MMcfe/d for the full year of 2005.

        Liquids Production.    We estimate that our 2005 production of oil and natural gas liquids will be between 30,000 and 32,000 Bbls/d.

        Gas Production.    We estimate that our 2005 natural gas production will be between 315 and 335 MMcf/d.

        Production Expense.    Our oil and gas production expense (which includes ad valorem taxes, production taxes and product gathering and transportation) varies in response to several factors. Among the most significant of these factors are additions to or deletions from our property base, changes in production taxes, general changes in the prices of services and materials that are used in the operation of our properties and the amount of repair and workover activity required. We expect that our 2005 production expense will be between $235 million and $255 million.

        General and Administrative Expense (G&A).    We estimate that our 2005 G&A expense will be between $36 million and $41 million.

        Depreciation, Depletion and Amortization (DD&A).    We estimate that our DD&A rate will be between $2.10 and $2.20 per Mcfe during 2005.

        Capital Expenditures.    We estimate that expenditures for exploration and development will be between $425 million and $475 million in 2005. Some of the factors impacting the level of capital expenditures in 2005 include crude oil and natural gas prices, the volatility in these prices, the cost and availability of oil field services and weather disruptions.

FORWARD-LOOKING STATEMENTS

        This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that Forest assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this press release are based on management's current belief, based on currently available information, as to the outcome and timing of future events. Forest cautions that its future natural gas and liquids production, revenues and expenses and other forward-looking statements are subject to all of the risks and uncertainties normally incident to the exploration for and development and production and sale of oil and gas. These risks include, but are not limited to, price volatility, inflation or lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks as described in Forest's 2004 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Also, the financial results of Forest's foreign operations are subject to currency exchange rate risks. Any of these factors could cause Forest's actual results and plans to differ materially from those in the forward-looking statements.

        Forest Oil Corporation is engaged in the acquisition, exploration, development, and production of natural gas and liquids in North America and selected international locations. Forest's principal reserves and producing properties are located in the United States in the Gulf of Mexico, Texas, New Mexico, Louisiana, Oklahoma, Utah, Wyoming and Alaska, and in Canada. Forest's common stock trades on the New York Stock Exchange under the symbol FST. For more information about Forest, please visit our website at www.forestoil.com.

April 4, 2005

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FOREST OIL COMPLETES ACQUISITION OF THE BUFFALO WALLOW FIELD AND UPDATES 2005 GUIDANCE
FORWARD-LOOKING STATEMENTS